July 14, 2005

FOR IMMEDIATE RELEASE
For further information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer
515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

West Des Moines, IA – On July 13, 2005, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Bank and WB Capital Management Inc. (d/b/a VMF Capital), declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on August 15, 2005 to shareholders of record on July 25, 2005. As of July 13, 2005, there were 16,701,843 shares of common stock outstanding.

West Bancorporation, Inc. will release its financial results for the second quarter of 2005 on July 18, 2005.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans for 112 years, West Bank, a wholly owned subsidiary of West Bancorporation, is a community bank that focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. The Bank has two full- service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area. VMF Capital, a wholly owned subsidiary of West Bancorporation, has offices in Cedar Rapids, and Des Moines, Iowa, providing portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

The information contained in this Press Release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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